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EXHIBIT 99.1

PLEASE INDICATE WITH AN "X" IN THE APPROPRIATE SPACE HOW YOU WISH YOUR SHARES TO BE VOTED. IF NO INDICATION IS GIVEN, PROXIES WILL BE VOTED FOR ALL PROPOSALS IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS

		FOR	AGAINST	ABSTAIN
1.	To consider and approve a special resolution to approve Tyco International Ltd.'s discontinuance from Bermuda as provided in Section 132G of The Companies Act 1981 of Bermuda and our continuance according to article 161 of the Swiss Federal Code on International Private Law and under articles 620 et seq. of the Swiss Federal Code on Obligations as a Swiss corporation (the "Change of Domicile").	☐	☐	☐
2.
	If the Change of Domicile is approved, to consider and approve a resolution that will have the effect of increasing our registered share capital so that we will be able to pay dividends without being required to withhold Swiss taxes. Under Swiss law, dividend payments made prior to January 1, 2011 would be subject to Swiss withholding taxes unless the payments took the form of a return of capital from our registered share capital. The proposal to increase our registered share capital entails several steps under the Bermuda Companies Act, including a roughly 1-for-9 reverse share split (a "consolidation") followed by the issuance of approximately 8 fully paid-up shares per outstanding share at the new par value. This issuance will be funded by capitalizing share premium, thereby reclassifying it to registered share capital. Giving effect to these steps, our shareholders will hold the same number of shares, with an increased par value, immediately following the Change of Domicile as they held before it.	☐	☐	☐
3.	If the Change of Domicile is approved and as required by Swiss law, to approve our corporate name as Tyco International Ltd.	☐	☐	☐
4.	If the Change of Domicile is approved and as required by Swiss law, to change our corporate purpose.	☐	☐	☐
5.	If the Change of Domicile is approved and as required by Swiss law, to approve our Swiss articles of association.	☐	☐	☐
6.	If the Change of Domicile is approved and as required by Swiss law, to confirm Swiss law as the authoritative governing legislation.	☐	☐	☐
7.	If the Change of Domicile is approved and as required by Swiss law, to confirm our principal place of business as Schaffhausen, Switzerland.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
8.	If the Change of Domicile is approved, to appoint PricewaterhouseCoopers AG, Zurich as special auditor until our next annual general meeting.	☐	☐	☐
9.	If the Change of Domicile is approved and as required by Swiss law, to elect Deloitte AG as our statutory auditors for a term of one year until our next annual general meeting.	☐	☐	☐
10.
	If the Change of Domicile is approved: (i) to approve the return of capital through a capital reduction in an amount equal to $[•], converted into Swiss francs using the most recently available noon buying rate in New York certified by the Federal Reserve Bank of New York for customs purposes as of the close of business on March 11, 2009 and to pay such amount as dividends in four equal quarterly installments at such times during the period through our next annual general meeting as shall be determined by the board of directors; (ii) to acknowledge the confirmation of PricewaterhouseCoopers AG, Zurich, that the par value of our capital after the reduction of capital is still covered according to Swiss law; and (iii) to approve the creation of authorized and conditional capital based on the reduced capital amount.	☐	☐	☐
11.	To consider any other matters that properly come before the meeting and to approve any adjournments or postponements of the meeting.	☐	☐	☐

Note:

1.
In the case of a corporation, this proxy must be under its common seal or signed by a duly authorized officer or director whose designation must be stated.

2.
In the case of joint holders, any holder may sign, but the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority will be determined by the order in which the names stand in the Register of Shareholders.

3.
Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature/Title	Date

FOLD AND DETACH HERE

ADMISSION TICKET

Special General Meeting
of
Shareholders of
Tyco International Ltd.
March 12, 2009
9:30 A.M., Local Time

Fairmont Hamilton Princess Hotel
76 Pitts Bay Road
Pembroke, Bermuda

TYCO INTERNATIONAL LTD.
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        Proxy Card for use at the Special General Meeting or any adjournment or postponement thereof (the "Meeting") of Shareholders of Tyco International Ltd., a company organized under the laws of Bermuda ("Tyco International"), to be held on March 12, 2009 at 9:30 a.m., local time, at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke, Bermuda.

        The person signing on the reverse of this card, being a holder of shares of Tyco International, hereby appoints as his/her proxy at the Meeting, Edward D. Breen or Christopher J. Coughlin, or either of them, with full power of substitution, and directs such proxy to vote (or abstain from voting) at the Meeting all of his or her shares as indicated on the reverse of this card or, to the extent that no such indication is given, to vote as set forth herein, and authorizes such proxy to vote in his discretion on such other business as may properly come before the Meeting.

        Please indicate on the reverse of this card how the shares represented by this proxy are to be voted. If this card is returned duly signed but without any indication as to how the shares are to be voted in respect of any of the resolutions described on the reverse, the shareholder will be deemed to have directed the proxy to vote FOR all of the proposals described below.

PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ON THE REVERSE SIDE

1.
To consider and approve a special resolution to approve Tyco International Ltd.'s discontinuance from Bermuda as provided in Section 132G of The Companies Act 1981 of Bermuda and the Company's change of domicile to Schaffhausen, Switzerland;

2.
To consider and approve a resolution that will have the effect of increasing our registered share capital.

3.
To approve the name of Tyco International Ltd.;

4.
To change the purpose of Tyco International Ltd.;

5.
To approve Tyco International Ltd.'s Swiss articles of association;

6.
To confirm Swiss law as the authoritative legislation governing Tyco International Ltd.;

7.
To confirm the principal place of business of Tyco International Ltd. as Schaffhausen, Switzerland;

8.
To appoint PricewaterhouseCoopers AG, Zurich as special auditor until Tyco International Ltd.'s next annual general meeting;

9.
To elect Deloitte AG as our statutory auditors for a term of one year until Tyco International Ltd.'s next annual general meeting;

10.
To approve the payment of a dividend through a reduction of the par value.

11.
To consider any other matters that properly come before the meeting and to approve any adjournments or postponements of the meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
Address Change/Comments (Mark the corresponding box on the reverse side)
FOLD AND DETACH HERE

        In order to be effective, completed proxy cards should be received at the address set forth on the enclosed self addressed envelope or at one of the addresses and by the time (being local time) specified below:

In Bermuda: Tyco International Ltd., 90 Pitts Bay Road, Second Floor, Pembroke HM08, Bermuda, by 5:00 p.m. on March 11, 2009.

In the United States: Tyco International Ltd., [    •    ], by 7:00 a.m. on March 12, 2009.

In the United Kingdom: Tyco International Ltd., c/o Tyco Holders (UK) Limited, Law Department, 7th Floor, Broadgate West, 9 Appold Street, London EC2A 2AP, United Kingdom, by 5:00 p.m. on March 11, 2009.

In Australia: Tyco International Ltd., c/o Tyco International Pty. Limited, Unit 38, 38 South Street, Rydalmere NSW 2116, Australia, by 5:00 p.m. on March 11, 2009.

In Switzerland: Tyco International Ltd., c/o Tyco International Finance Group GmbH, Freier Platz 10, 8200 Schaffhausen, Switzerland, by 5:00 p.m. on March 11, 2009.

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  EXHIBIT 99.1
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS
FOLD AND DETACH HERE ADMISSION TICKET Special General Meeting of Shareholders of Tyco International Ltd. March 12, 2009 9:30 A.M., Local Time Fairmont Hamilton Princess Hotel 76 Pitts Bay Road Pembroke, Bermuda